 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2006

TXP CORPORATION
(F/K/A YTXP Corporation)
(Exact name of registrant as specified in its charter)

Nevada	000-27795	88-0443110
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1299 Commerce Drive, Richardson, TX 75081
(Address of principal executive offices) (zip code)

(214) 575-9300
(Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Eric A. Pinero, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 28, 2006, TXP Corporation (the "Company") entered into an Agreement (the "Agreement") with an accredited investor (the "Investor") pursuant to which the Company issued to the Investor five-year warrants to purchase an aggregate of 320,000 shares of common stock (the "Warrants") as consideration for the Investor agreeing to pledge an aggregate of $2,000,000 in free-trading shares of common stock of Adobe Systems Incorporated (NASDAQ:ADBE), Fossil Incorporated (NASDAQ:FOSL) or such other shares of free-trading common stock having a value of $2,000,000 in the aggregate beneficially owned by the Investor as may be agreed upon between the parties (the “Collateral”). The Collateral is to be pledged on behalf of the Company in favor of First Bank of Canyon Creek, or such other lending or financing institution as may be agreed upon between the parties (a “Lender”), as Collateral for a loan to be obtained Company from a Lender in an amount up to $2,000,000 with a term of up to 2 years (the “Term”), which will be further guaranteed personally and through the pledge of common stock beneficially owned by Michael Shores, the Company’s Chief Executive Officer. The warrants are exercisable into shares of the Company’s common stock at a price equal to $0.50 per share. As additional consideration of the Investor’s agreement to pledge the Collateral to a Lender, the Company agreed to pay to the Investor a one-time commitment fee during the Term of $40,000 (the “Commitment Fee”) no later than 90 days after the Collateral is deposited into the account of a Lender; provided, however, that the Company shall pay an additional Commitment Fee within 90 days after the renewal of the Loan by a Lender.

In addition, the Agreement provides for the filing of a registration statement (the “Registration Statement”) by the Company with the Securities and Exchange Commission registering the common stock issuable upon exercise of the Warrants. The Company is obligated to file the Registration Statement no later than 45 days from the date of closing and to use its best efforts to cause the Registration Statement to be declared effective no later than 120 days after filing and to insure that the Registration Statement remains in effect until all of the shares of common stock issuable upon exercise of the Warrants have been sold.

The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Investor is an accredited investor, the Investor had access to information about the Company and his investment, the Investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

In addition, on July 28, 2006 the Company entered into an Asset Purchase Agreement with Mr. Richard Smitten, the former Chief Executive Officer and sole director of our predecessor corporation, Stock Market Solutions, Inc., pursuant to which the Company sold the assets (the Assets”) of the Company’s predecessor business, including the business and related software, as well as the book-rights to three Livermore related books relating to a teaching and a computer training program designed to provide educational/instructional assistance and aid to those stock market traders who wish to learn how to trade in the stock market using a system previously developed by an early 20th century stock market trader, Jesse Livermore. In consideration for the sale of the Assets, Mr. Smitten agreed to forgive the repayment of a certain debt that the Company owed to Mr. Smitten in the aggregate amount of $329,272, of which $179,272 was forgiven by Mr. Smitten pursuant to that certain Agreement and Plan of Merger dated as of June 15, 2005 and $150,000 was forgiven by Mr. Smitten pursuant to the Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
10.1	Agreement dated as of July 28, 2006 by and between TXP Corporation and James Von Ehr, II.
10.2	Warrant issued to James Von Ehr, II dated as of July 28, 2006.
10.3	Asset Purchase Agreement dated as of July 28, 2006 by and between TXP Corporation and Richard Smitten.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXP CORPORATION

Dated: August 2, 2006	By:	/s/ Michael Shores
Name: Michael Shores
Title: Chief Executive Officer